UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 4, 2018

Amtech Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Arizona	000-11412	86-0411215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 S. Clark Drive, Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 967-5146
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
_____________________________________________________________________________________________
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

[ ]	Emerging growth company

[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 4, 2018, Amtech Systems, Inc.'s ("Amtech" or the "Company") Board of Directors appointed Michael Whang to the position of Vice President of Operations and appointed Lisa Gibbs to the position of Vice President and Chief Accounting Officer. Both appointments are effective as of January 1, 2018.

Michael Whang, 46, joined the Company in April 2004 as Director of Information Technology and Risk Management. In May 2016, Michael Whang was promoted to Chief Risk Officer and Chief Information Officer.  His responsibilities at Amtech included roles in corporate strategy and operations, compliance, and M&A due diligence and post-acquisition activity, culminating in operational oversight of the USA Operations.  He was promoted to Vice President of Operations on January 4, 2018. Prior to joining Amtech, Michael Whang served in various information technology management roles at several technology corporations. Michael Whang is the son of Jong S. Whang, Amtech's founder and Executive Chairman.

Lisa Gibbs, 43, joined Amtech in September 2016 as Corporate Controller and was promoted to Vice President and Chief Accounting Officer on January 4, 2018. Prior to joining Amtech, Ms. Gibbs was a partner in a private consulting firm where she assisted clients with a variety of accounting and finance needs. From 2002 to 2014, Ms. Gibbs was the Vice President of Internal Audit for Insight Enterprises, Inc, a Fortune 500 publicly-traded information technology company.  Ms. Gibbs began her career in public accounting with Arthur Andersen LLP.  She is a Certified Public Accountant in the State of Arizona.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date:	January 10, 2018	By: /s/ Robert T. Hass
Name: Robert T. Hass
Title: Executive Vice President & Chief Financial Officer